EXHIBIT 99.1
News Release
FOR IMMEDIATE RELEASE
Steve Norton
Chief Financial Officer
Merge Healthcare
414.977.4000
ir@mergehealthcare.com
Media Contact:
Beth Frost-Johnson
Senior Vice President, Marketing
Merge Healthcare
414.977.4000
Bfrost@mergehealthcare.com
MERGE HEALTHCARE ANNOUNCES FIRST QUARTER OF 2007
FINANCIAL RESULTS
Milwaukee, WI, May 9, 2007 - Merge Technologies Incorporated, d.b.a. Merge Healthcare (NASDAQ: MRGE; TSX: MRG), today announced financial results for the first quarter ended March 31, 2007.
First Quarter Results:
For the first quarter ended March 31, 2007, net sales totaled $15.7 million compared to $16.2 million in the first quarter ended March 31, 2006 and $13.2 million in the fourth quarter ended December 31, 2006, representing a 3.2% decrease and a 19.0% increase, respectively.
The net loss for the first quarter of 2007 totaled $10.1 million, or $0.30 per share, compared to a net loss of $4.9 million, or $0.15 per share, in the first quarter of 2006 and $27.0 million, or $0.80 per share, in the fourth quarter of 2006. Restructuring charges recorded during the first quarter of 2007 relating to our fourth quarter 2006 rightsizing initiative totaled $0.8 million, or $0.02 per share. During the fourth quarter of 2006, the Company recognized a goodwill impairment, trade name impairment and restructuring charge of $11.3 million, or $0.33 per share, primarily related to the right-sizing initiative announced in November of 2006.
For the first quarter ended March 31, 2007 our non-GAAP adjusted net loss was $4.1 million, or $0.12 per share, compared to a non-GAAP adjusted net loss of $1.1 million, or $0.03 per share, in the first quarter ended March 31, 2006 and a non-GAAP adjusted net loss of $8.0 million, or $0.24 per share, in the fourth quarter ended December 31, 2006. Non-GAAP adjusted net income (loss) is defined as net income (loss) excluding stock option expense under SFAS 123(R), depreciation and amortization, legal and accounting costs associated with the restatement of our previously issued financial statements and various lawsuits, write-offs of intangible assets, restructuring costs associated with our reduction in force and costs for employees that were terminated during the right-sizing initiative whose transition periods have not yet ended.
Bookings for the first quarter ended March 31, 2007 aggregated approximately $25 million compared to approximately $15 million in the fourth quarter ended December 31, 2006. Bookings is defined as the total value of all contracts, including renewals and customer purchases in excess of prior contracted commitments, executed during the quarter and include software, hardware, service and support, installation, training, and professional services. Bookings for the first quarter ended March 31, 2007 included three contracts in excess of $1 million aggregating in excess of $9 million and bookings for the fourth quarter ended December 31, 2006 included one contract in excess of $1 million. All but one of these contracts are multi-year contracts.
Backlog at March 31, 2007 aggregated approximately $39 million compared to approximately $29 million at December 31, 2006. Backlog is defined as the aggregate amount of future revenue expected to be recognized from contracts signed with customers prior to the end of the period.
Analysis of Results:
Kenneth D. Rardin, President and Chief Executive Officer of Merge Healthcare, commented, “Since joining Merge last September, I have been focused on stabilizing operations, completing the integration of Merge and Cedara, restructuring the business into three operating units and rapidly building an onshore-offshore global delivery and support model. The transition of certain of our software development and service and support functions offshore continues to proceed with positive results and we believe the combination of these initiatives along with an increased focus on our OEM and direct sales organizations have set us on track to return to a profitable growth company in terms of non-GAAP adjusted net income by the fourth quarter of this year.”
Mr. Rardin continued, “As noted previously, we are extremely focused on improving our systems infrastructure to improve efficiency and ensure that the proper financial controls are in place. Additionally, as you can see from our other press releases issued today, we continue to expand outside the radiology space marked by our new partnership with Varian Medical Systems in the oncology market. We also continue to gain momentum in France with our Fusion aXigate Electronic Patient Record (EPR) product as evidenced by our very competitive win during April of 2007 at the 1,300 plus bed Colmar General Hospital.”
Conference Call Details:
The management of Merge Technologies Incorporated will conduct a conference call on Thursday, May 10, 2007 at 9:00 AM Central / 10:00 AM Eastern to review first quarter results and provide an update of the Company’s business operations and strategy. Following the review, a question and answer session will be conducted.
Investors will have the opportunity to listen to the conference call via phone or over the Internet at http://www.videonewswire.com/event.asp?id=39208. To listen to the live call, investors should go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. To access the live call, dial 800.639.2197 or 706.634.2159. Reference conference ID number: 6077447. For those who cannot listen to the live broadcast, a replay via the Internet will also be available shortly after the call. Detailed call and web cast information is also listed at: http://www.merge.com/CORP/investorrelations/confcalllist.asp.
GAAP versus Non- GAAP Presentation
Merge Healthcare provides adjusted operating income, adjusted net income and adjusted earnings per share in this press release as additional information regarding the Company’s operating results. The measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share measures used by other companies. The Company believes that this presentation of adjusted operating income, adjusted net income and adjusted earnings per share provides useful information to investors regarding additional financial and business trends relating to the Company’s financial condition and results of operations. This release should be read in conjunction with our quarterly report on Form 10-Q filing for the quarter ended March 31, 2007.
First quarter 2007 results prepared in accordance with U.S. GAAP are reconciled with non-GAAP results excluding the impact of these adjustments. A full reconciliation of our GAAP financial measures to non-GAAP adjustments is included in the supplemental attachment to this release.
# # #

About Merge Healthcare
Merge Healthcare is a developer of medical imaging and clinical software applications and developmental tools that are on the forefront of medicine. We develop medical imaging software solutions that support end-to-end business and clinical workflow for radiology department and specialty practices, imaging centers and hospitals. Our software technologies accelerate market delivery for our OEM customers, while our end-user solutions improve our customers’ productivity and enhance the quality of the patient experience. For additional information, visit our website at www.mergehealthcare.com.
Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. When used in this press release, the words “will,” “believes,” “intends,” “anticipates,” “expects” and similar expressions are intended to identify forward-looking statements. Forward-looking statements may include statements regarding the Company’s bookings, backlog and return to profitability. The forward-looking statements contained herein are based on information currently available to us and are subject to a number of risks and uncertainties that may cause our actual results of operations, financial condition, cash flows, performance, business prospects and opportunities and the timing of certain events to differ materially from those expressed in, or implied by, these statements. These risks, uncertainties and other factors include, without limitation, possible termination of contracts by our existing customers; possible delays in the delivery of our contractual obligations to our customers; potential delays in the signing of new customer agreements; the uncertainty created by the adverse impact on relationships with customers, potential customers, suppliers and investors potentially resulting from, and other risks associated with, the changes in our senior management; costs, risks and effects of legal proceedings and investigations, including the informal, non-public inquiry being conducted by the SEC and class action, derivative, and other lawsuits; costs and risks associated with our restructuring efforts, including whether and to what extent we will recognize benefits from our right-sizing efforts; risks in product and technology development; market acceptance of new products and continuing product demand; the impact of competitive products and pricing; our ability to integrate acquisitions; changing economic conditions; our credit and payment risks associated with our end-users sales; our dependence on major customers; dependence on key personnel; and those risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007. Except as expressly required by the federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason.

MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2007	2006
	(unaudited)
Current assets:
Cash	$37,169	$45,945
Accounts receivable, net	17,820	17,210
Inventory	2,130	2,164
Prepaid expenses	1,972	1,660
Deferred income taxes	196	196
Other current assets	1,749	812

Total current assets	61,036	67,987

Property and equipment, net	3,641	3,940
Purchased and developed software, net	15,997	16,628
Other intangibles, net	8,941	9,511
Goodwill	124,407	124,407
Other	12,333	12,190

Total assets	$226,355	$234,663

Current liabilities:
Accounts payable and other accrued liabilities	$9,190	$10,665
Accrued wages	6,774	6,244
Income taxes payable	—	4,033
Deferred revenue	18,922	18,175

Total current liabilities	34,886	39,117

Deferred revenue	2,751	3,218
Income taxes payable	5,329	—
Other	396	633

Total liabilities	43,362	42,968

Total shareholders’ equity	182,993	191,695

Total liabilities and shareholders’ equity	$226,355	$234,663

MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006
Net sales
Software and other	$8,056	$9,545
Services and maintenance	7,615	6,651

Total net sales	15,671	16,196
Cost of sales
Software and other	1,995	1,658
Services and maintenance	3,499	3,686
Amortization	1,062	1,277

Total cost of sales	6,556	6,621

Gross margin	9,115	9,575
Operating costs and expenses:
Sales and marketing	4,750	5,221
Product research and development	5,399	4,843
General and administrative	7,431	5,841
Restructuring and other expenses	797	22
Depreciation and amortization	1,002	1,042

Total operating costs and expenses	19,379	16,969

Operating loss	(10,264)	(7,394)
Other income	452	676

Loss before income taxes	(9,812)	(6,718)
Income tax expense (benefit)	262	(1,818)

Net loss	$(10,074)	$(4,900)

Net loss per share — basic	$(0.30)	$(0.15)

Weighted average number of common shares outstanding — basic	33,886	33,635

Net loss per share — diluted	$(0.30)	$(0.15)

Weighted average number of common shares outstanding — diluted	33,886	33,635

MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31, 2007				Three Months Ended March 31, 2006
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Net sales
Software and other	$8,056			$8,056	$9,545			$9,545
Services and maintenance	7,615			7,615	6,651			6,651

Total net sales	15,671	—		15,671	16,196	—		16,196
Cost of sales
Software and other	1,995			1,995	1,658			1,658
Services and maintenance	3,499	(360	)(a)(e)	3,139	3,686	(136	)(a)	3,550
Amortization	1,062	(1,062	)(b)	—	1,277	(1,277	)(b)	—

Total cost of sales	6,556	(1,422)		5,134	6,621	(1,413)		5,208

Gross margin	9,115	1,422		10,537	9,575	1,413		10,988
Operating costs and expenses:
Sales and marketing	4,750	(288	)(a)(e)	4,462	5,221	(391	)(a)	4,830
Product research and development	5,399	(513	)(a)(e)	4,886	4,843	(372	)(a)	4,471
General and administrative	7,431	(1,911	)(a)(c)(e)	5,520	5,841	(2,030	)(a)(c)	3,811
Restructuring and other expenses	797	(797	)(d)	—	22			22
Depreciation and amortization	1,002	(1,002	)(b)	—	1,042	(1,042	)(b)	—

Total operating costs and expenses	19,379	(4,511)		14,868	16,969	(3,835)		13,134

Operating loss	(10,264)	5,933		(4,331)	(7,394)	5,248		(2,146)
Other income	452			452	676			676

Loss before income taxes	(9,812)	5,933		(3,879)	(6,718)	5,248		(1,470)
Income tax expense (benefit)	262	—	(g)	262	(1,818)	1,417	(f)	(401)

Net loss	$(10,074)	$5,933		$(4,141)	$(4,900)	$3,831		$(1,069)

Net loss per share — basic	$(0.30)			$(0.12)	$(0.15)			$(0.03)

Weighted average number of common shares outstanding — basic	33,886			33,886	33,635			33,635

Net loss per share — diluted	$(0.30)			$(0.12)	$(0.15)			$(0.03)

Weighted average number of common shares outstanding — diluted	33,886			33,886	33,635			33,635

(a)	Adjustments represent stock compensation expense recorded during each of the periods. Total stock option expense recorded for the three months ended March 31, 2007 and 2006 was $1,183 and $1,449 pre-tax, respectively. Because stock option expense is determined in significant part by the trading price of our common stock and the volatility thereof, over which we have no direct control, the impact of such expense is not subject to effective management by us. Thus, we have excluded the impact of this expense from adjusted non-GAAP results.

(b)	Adjustments represent depreciation and amortization of property and equipment, capitalized development costs, including write-offs, as well as purchased technology and customer relationships amortization as a result of prior acquisitions. Depreciation and amortization are commonly excluded from non-GAAP net income by companies in our industry due to the non-cash nature of the expense and, therefore, we exclude these costs to provide more relevant and meaningful comparisons of our operating results to that of our competitors and to provide a better indicator of our cash earnings or loss.

(c)	Adjustments represent legal and accounting costs associated with our prior restatement, class action, derivative and other related lawsuits. We have excluded $1,357 and $1,480 of these costs during the three months ended March 31, 2007 and 2006, respectively, because they do not correlate to the ongoing expenses of our core operations.

(d)	In conjunction with the restructuring initiative implemented during the fourth quarter of 2006, we incurred additional severance costs and related stay-bonuses during the three months ended March 31, 2007. We have excluded the impact of these costs from our non-GAAP results because they do not correlate to the ongoing expenses of our core operations.

(e)	In conjunction with the restructuring initiative implemented during the fourth quarter of 2006, we incurred costs during the three months ended March 31, 2007 from duplication of effort related to employees terminated during this initiative, but that for transition purposes, have remained employed during the first quarter of 2007. These costs are primarily attributable to these employees’ salaries, outside of their termination benefits. The adjustment for the three months ended March 31, 2007 totaled $532. We have excluded the impact of these costs from our non-GAAP results because they do not correlate to the ongoing expenses of our core operations.

(f)	Income tax effect on items (a) through (e), above.

(g)	No adjustment is required. There is no tax effect in this period due to the fact that there is a full valuation allowance on all tax assets and available net operating loss carryforwards.

MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31, 2007				Three Months Ended December 31, 2006
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Net sales
Software and other	$8,056			$8,056	$5,688			$5,688
Services and maintenance	7,615			7,615	7,486			7,486

Total net sales	15,671	—		15,671	13,174	—		13,174
Cost of sales
Software and other	1,995			1,995	2,244			2,244
Services and maintenance	3,499	(360	)(a)(e)	3,139	3,479	(311	)(a)(e)	3,168
Amortization	1,062	(1,062	)(b)	—	1,944	(1,944	)(b)	—

Total cost of sales	6,556	(1,422)		5,134	7,667	(2,255)		5,412

Gross margin	9,115	1,422		10,537	5,507	2,255		7,762
Operating costs and expenses:
Sales and marketing	4,750	(288	)(a)(e)	4,462	5,326	(256	)(a)(e)	5,070
Product research and development	5,399	(513	)(a)(e)	4,886	5,106	(407	)(a)(e)	4,699
General and administrative	7,431	(1,911	)(a)(c)(e)	5,520	8,295	(3,800	)(a)(c)(e)	4,495
Restructuring and other expenses	797	(797	)(d)	—	11,329	(11,329	)(d)(f)(g)	—
Depreciation and amortization	1,002	(1,002	)(b)	—	995	(995	)(b)	—

Total operating costs and expenses	19,379	(4,511)		14,868	31,051	(16,787)		14,264

Operating loss	(10,264)	5,933		(4,331)	(25,544)	19,042		(6,502)
Other income	452			452	636			636

Loss before income taxes	(9,812)	5,933		(3,879)	(24,908)	19,042		(5,866)
Income tax expense (benefit)	262	—	(h)	262	2,130	—	(h)	2,130

Net loss	$(10,074)	$5,933		$(4,141)	$(27,038)	$19,042		$(7,996)

Net loss per share — basic	$(0.30)			$(0.12)	$(0.80)			$(0.24)

Weighted average number of common shares outstanding — basic	33,886			33,886	33,849			33,849

Net loss per share — diluted	$(0.30)			$(0.12)	$(0.80)			$(0.24)

Weighted average number of common shares outstanding — diluted	33,886			33,886	33,849			33,849

(a)	Adjustments represent stock compensation expense recorded during each of the periods. Total stock option expense recorded for the three months ended March 31, 2007 and December 31, 2006 was $1,183 and $2,028 pre-tax, respectively. Because stock option expense is determined in significant part by the trading price of our common stock and the volatility thereof, over which we have no direct control, the impact of such expense is not subject to effective management by us. Thus, we have excluded the impact of this expense from adjusted non-GAAP results.

(b)	Adjustments represent depreciation and amortization of property and equipment, capitalized development costs, including write-offs, as well as purchased technology and customer relationships amortization as a result of prior acquisitions. Depreciation and amortization are commonly excluded from non-GAAP net income by companies in our industry due to the non-cash nature of the expense and, therefore, we exclude these costs to provide more relevant and meaningful comparisons of our operating results to that of our competitors and to provide a better indicator of our cash earnings or loss.

(c)	Adjustments represent legal and accounting costs associated with our prior restatement, class action, derivative and other related lawsuits. We have excluded $1,357 and $2,361 of these costs during the three months ended March 31, 2007 and December 31, 2006, respectively, because they do not correlate to the expenses of our core operations.

(d)	In conjunction with the restructuring initiative implemented during the fourth quarter of 2006, we incurred $797 and $2,674 of severance costs and related stay-bonuses during the three months ended March 31, 2007 and December 31, 2006, respectively. We have excluded the impact of these costs from our non-GAAP results because they do not correlate to the ongoing expenses of our core operations.

(e)	In conjunction with the restructuring initiative implemented during the fourth quarter of 2006, we incurred costs from duplication of effort related to employees terminated during this initiative, but that for transition purposes, have remained employed during the three months ended March 31, 2007 and December 31, 2006. These costs are primarily attributable to these employees’ salaries, outside of their termination benefits. The adjustment totaled $532 and $385 during the three months ended March 31, 2007 and December 31, 2006, respectively. We have excluded the impact of these costs from our non-GAAP results because they do not correlate to the ongoing expenses of our core operations.

(f)	Adjustment relates to a $6,685 impairment of tradenames recorded during the three months ended December 31, 2006. We have excluded the impact of this cost from our non-GAAP results because they do not correlate to the ongoing expenses of our core operations.

(g)	Adjustment relates to a $1,970 goodwill impairment charge recorded during the three months ended December 31, 2006. We have excluded the impact of this cost from our non-GAAP results because they do not correlate to the ongoing expenses of our core operations.

(h)	No adjustment is required. There is no tax effect in this period due to the fact that there is a full valuation allowance on all tax assets and available net operating loss carryforwards.

MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31,
	2007	2006
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(10,074)	$(4,900)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,064	2,318
Provision for doubtful accounts receivable, net of recoveries	272	(177)
Deferred income taxes	—	(1,652)
Stock-based compensation	1,191	1,289
Change in assets and liabilities:
Accounts receivable	(867)	3,740
Inventory	33	(398)
Prepaid expenses	(310)	(692)
Accounts payable and other accrued liabilities	(1,711)	163
Accrued wages	527	(672)
Deferred revenue	281	2,212
Other	216	765

Net cash provided by (used in) operating activities	(8,378)	1,996
Cash flows from investing activities:
Purchases of property, equipment and leasehold improvements	(123)	(254)
Purchased technology	—	(367)
Capitalized software development	(422)	(549)

Net cash used in investing activities	(545)	(1,170)
Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	139	25

Net cash provided by financing activities	139	25
Effect of exchange rate changes on cash	8	(1)

Net increase (decrease) in cash	(8,776)	850
Cash and cash equivalents, beginning of period	45,945	64,278

Cash and cash equivalents, end of period	$37,169	$65,128